UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 4, 2014

DYNAMIC APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Menachem Begin Street, Ramat Gan, Israel	52700
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-752-3922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Dynamic Applications Corp. (the "Registrant"), has announced the organization of a new wholly-owned subsidiary, One World Cannabis Ltd. ("OWC") under the laws of the State of Israel. The Registrant will continue to work closely with GUMI Tel Aviv Ltd, a major, privately-held Israeli technology company ("GUMI") in the manufacture and marketing of commercial model(s) of the Registrant's Patented Percussion Device, its core business.

The business of OWC will be based upon the creation of an Israeli Cannabis Institute for Research working together with established Israeli hospitals and universities. The focus of OWC will involve medical research on the efficacy of cannabis on the treatment of, among other illnesses/medical conditions:

- diabetes;
- Parkinson disease;
- children's epilepsy;
- prostate cancer;
- psoriasis; and
- topical treatment of burns.

OWC plans to be at the forefront of compliance with international regulatory protocols and the development and improvement of strains of cannabis specifically designed for medical treatment. OWC's business plan is to: (i) establish regulated medical cannabis systems for medical institutions based upon the regulated Israeli model; (ii) promote the establishment of local and international research facilities for the study and commercial application of medical cannabis; (iii) establish a medical cannabis research institute in Israel in compliance with existing Israeli laws and regulations with international branches; (iv) raise grants for medical cannabis research; (v) develop new use and means of administration of medical cannabis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNAMIC APPLICATIONS CORP.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	CEO

Date: August 4, 2014